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                                                                    EXHIBIT 11.1

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
           STATEMENT RE: COMPUTATION OF EARNINGS PER WEIGHTED AVERAGE
                                  COMMON SHARE
                              (Dollars in Millions)


                                                              Year Ended           Year Ended           Year Ended
                                                            June 30, 1996        June 30, 1997        June 30, 1998
                                                            -------------        -------------        -------------
Basic
   Earnings:
     Net income (loss)                                      $         121        $         (16)       $           5
     Preferred stock dividends                                        (82)                 (70)                  (5)
                                                            -------------        -------------        -------------
     Net income (loss) attributable to common shares        $          39        $         (86)       $        --
                                                            =============        =============        =============

Shares:
   Weighted average number of common shares
     outstanding                                               75,047,353           61,703,436           31,619,942

Basic earnings per common share                             $        0.29        $       (2.07)       $        0.01


Diluted
   Earnings:
     Net income (loss)                                      $         121        $         (16)       $           5
     Preferred stock dividends                                        (82)                 (70)                  (5)
                                                            -------------        -------------        -------------
     Net income (loss) attributable to common shares        $          39        $         (86)       $        --
                                                            =============        =============        =============

Shares:
   Weighted average number of common shares
     outstanding                                               75,047,353           61,840,245           32,355,131

Diluted earnings per common share                           $        0.29        $       (2.07)       $        0.01


Note: Certain amounts have been restated as discussed in Note R to the June 30, 1998 consolidated financial statements.